UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2015

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Florence Road, Suite 200, Powder Springs, GA 30127

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 27, 2015, De Joya Griffith, LLC (“De Joya”) was dismissed as the independent registered public accounting firm of Labor Smart, Inc. (the “Company”) and SingerLewak LLP (“SingerLewak”) was engaged as the Company’s independent registered public accounting firm. The decision to dismiss De Joya and engage SingerLewak was approved by the Company’s board of directors.

De Joya’s report on the financial statements of the Company for the years ended December 31, 2013 and 2012 neither contained an adverse opinion or a disclaimer of opinion, nor been qualified or modified as to uncertainty, audit scope or accounting principles, except that, the report included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the past two fiscal years and in the subsequent interim period through February 27, 2015, there were (i) no disagreements with De Joya on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Joya, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided De Joya with a copy of the disclosures made in this Current Report on Form 8-K and requested that De Joya furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosures. A copy of such letter is filed as Exhibit 16.1 to this report.

During the two most recent fiscal years and in the subsequent interim period through February 27, 2015, the Company has not consulted with SingerLewak with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits

Exhibit No.	Document

16.1	De Joya letter to the SEC

2-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	March 4, 2015	By:	/s/ Ryan Schadel
		Name:	Ryan Schadel
		Title:	Chief Executive Officer